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                                       EXHIBIT 5.2
                                       FORM OF LEGAL OPINION

                                   SIDLEY & AUSTIN
                               One First National Plaza
                               Chicago, Illinois 60603


                                        [Date]

ComEd Funding, LLC
ComEd Transitional Funding Trust
c/o  ComEd Funding, LLC
     Ten South Dearborn Street--37th Floor
     Chicago, Illinois 60603

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 filed, and Amendment No. 1 thereto to be filed (such Registration Statement, as amended by said Amendment No. 1 and any subsequent amendments, being referred to herein as the "REGISTRATION STATEMENT") , by ComEd Funding, LLC ("FUNDING"), a Delaware limited liability company and the depositor for ComEd Transitional Funding Trust, a Delaware business trust (the "TRUST"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration of $1,000,000 of Transitional Funding Trust Notes (the "NOTES") of the Trust to be offered from time to time as described in the form of the prospectus (the "PROSPECTUS") included as part of the Registration Statement. The Notes are to be issued under an Indenture (in substantially the form filed as an exhibit to the Registration Statement) (the "INDENTURE") between the Trust and Harris Trust and Savings Bank, as trustee (the "INDENTURE TRUSTEE") pursuant to a Trustee's Issuance Certificate or Series Supplement (as such terms are defined in the Indenture) dated as of a date prior to the date of the delivery of the Notes.

          We are familiar with the proceedings taken to date and proposed to be taken with respect to the proposed authorization, issuance and sale of the Notes and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents. We have relied on the opinion of Foley & Lardner filed contemporaneously herewith for all matters of Delaware law relevant to our opinions expressed in this letter.

          Based on the foregoing, we are of the opinion that the Notes will be legally issued and binding obligations of the Trust (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar

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ComEd Funding, LLC
ComEd Transitional Funding Trust
[Date]
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laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, and a supplement to the Prospectus, describing the terms of the Notes, shall have been filed with the SEC pursuant to Rule 424 promulgated under the Securities Act; (ii) the Indenture shall been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Trust and the Indenture Trustee; (iii) the Trust shall have been organized as a Delaware business trust entity in accordance with the provisions of the Delaware Business Trust Act and the Declaration of Trust for the Trust shall have been executed and delivered by First Union Trust Company, National Association and the Beneficiary Trustees named therein;
(iv) the Agreement relating to Grant of Intangible Transition Property shall have been executed and delivered by Commonwealth Edison Company, an Illinois corporation ("COMED") and Funding; (v) the Intangible Transition Property Sale Agreement shall have been executed and delivered by the Trust and Funding; (vi) the Intangible Transition Property Servicing Agreement shall have been executed and delivered by Funding and ComEd; (vii) the Trust shall have duly authorized the issuance and sale of the Notes, as contemplated by the Registration Statement and the Indenture; (viii) the terms of the Notes being offered shall have been fixed in accordance with the terms of the Indenture and set forth in a Trustee's Issuance Certificate or Series Supplement; (ix) the Notes shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and
(x) the transactions shall otherwise have been carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States and the authorizations contained in the Order dated July 21, 1998, issued by the Illinois Commerce Commission in Docket No. 98-0319.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Notes.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.

                                   Very truly yours,

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ComEd Funding, LLC
ComEd Transitional Funding Trust
[Date]
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